                                                                     Exhibit 3.1


                           FOURTH AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            AMB PROPERTY CORPORATION



                                    ARTICLE I

                                     OFFICES
                                     -------

     Section 1. The principal executive office of AMB Property Corporation, a Maryland corporation (the "Corporation"), shall be located at such place or places as the board of directors may designate.

     Section 2. The Corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. All meetings of the stockholders shall be held in the City of San Francisco, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

     Section 2. An annual meeting of stockholders shall be held during the month of May in each year, on the date and at the time during such month as may be determined from time to time by resolution adopted by the board of directors, at which the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting in accordance with these bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder to be timely must be so received not

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later than the close of business on the  fifteenth  (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Corporation's charter or by these bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time until a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 4. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Maryland General Corporation Law ("MGCL") or the rules of any securities exchange on which the Corporation's capital stock is listed or the Corporation's charter or these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy in any manner permitted by applicable law. All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the provisions of the charter of the Corporation, each stockholder shall have one vote

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for each share of stock having voting power  registered in his name on the books of the Corporation on the record date set by the board of directors as provided in Article V, Section 6 hereof. All elections shall be by a plurality vote.

     Section 6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise proscribed by the charter, may be called at any time by the president, the chairman of the board, or by a majority of the directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or these bylaws, include the power to call such meetings. In addition, a special meeting of the stockholders of the Corporation shall be called by the secretary of the Corporation on the written request of stockholders entitled to cast at least fifty percent (50%) of all votes entitled to be cast at the meeting, except that, in the case of a special meeting called to consider any matter which is substantially the same as a matter voted on at any special meeting for the stockholders held during the preceding twelve (12) months, the secretary of the Corporation shall not be required to call any such special meeting unless requested by stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Where the Corporation's notice of meeting specifies that directors are to be elected at such special meeting, nominations of persons for election to the board of directors may be made (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any committee of persons appointed by the board of directors with authority therefor or by a stockholder as provided in
Section 2 of Article III hereof.

     Section 8. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 90 days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 9. Notwithstanding any other provision of the charter of the Corporation or these bylaws, Subtitle 7 of Title 3 of the MGCL (as the same may hereafter be amended from time to time) shall not apply to the voting rights of any shares of stock of the Corporation now or hereafter held by any existing or future stockholder of the Corporation (regardless of the identity of such stockholder).

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                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     Section 1. The board of directors shall consist of a minimum of five (5) and a maximum of thirteen (13) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the then elected directors, provided that at least a majority of the directors shall be Independent Directors, as defined from time to time by the Listing Standards of the New York Stock Exchange and any other relevant laws, rules and regulations. Any determination by the board of directors as to the qualification of any director as an "Independent Director" shall be conclusive for all purposes. Until increased or decreased by the directors pursuant to these bylaws, the exact number of directors shall be ten (10). The directors need not be stockholders. Except as provided in Section 2 of this Article III with respect to vacancies, the directors shall be elected as provided in the charter at each annual meeting of the stockholders, and each director elected shall hold office until his successor is elected and qualified or until his death, retirement, resignation or removal.

     Section 2. (a) Nominations of persons for election to the board of directors of the Corporation at the annual meeting of stockholders may be made
(i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the board of directors or (iii) by any committee of persons appointed by the board of directors with authority therefor or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2(a). Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business of the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Except as may otherwise be provided in these bylaws or any other agreement relating to the right to designate nominees for election to the board of directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of

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the  Corporation  presiding at an annual  meeting  shall,  if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         (b) Except as may otherwise be provided pursuant to Article IV of the Corporation's charter with respect to any rights of holders of preferred stock to elect additional directors and any other requirement in these bylaws or other agreement relating to the right to designate nominees for election to the board of directors, should a vacancy in the board of directors occur or be created (whether arising through death, retirement or resignation), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the entire board of directors. In the case of a vacancy created by the removal of a director, the vacancy shall be filled by the stockholders of the Corporation entitled to elect the director who was removed at the next annual meeting of stockholders or at a special meeting of stockholders called for such purpose, provided, however, that such vacancy may be filled by the affirmative vote of a majority of the remaining directors, subject to approval by the stockholders entitled to elect the director who was removed at the next annual meeting of stockholders or at a special meeting of stockholders called for such purpose. A director so elected to fill a vacancy shall serve for the remainder of the term.

     Section 3. The property and business of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these bylaws expressly conferred upon it, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's charter or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
                      ------------------------------------

     Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Maryland.

     Section 5. Regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by resolution of the board, and no additional notice shall be required.

     Section 6. Special meetings of the board of directors may be called by the President or the Chairman of the board of directors on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

     Section 7. Unless otherwise restricted by the Corporation's charter or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or

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committee, as the case may be, consent  thereto in writing,  and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 8. Unless otherwise restricted by the Corporation's charter or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 9. By virtue of resolutions adopted by the Board of Directors prior to or at the time of adoption of these Bylaws and designated irrevocable, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any of its present or future stockholders, or any affiliates or associates of the Corporation or any present or future stockholder of the Corporation, or any other person or entity or group of persons or entities, is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL entitled "Special Voting Requirements," including, but not limited to, the provisions of
Section 3-602 of such Subtitle. The Board of Directors may not revoke, alter or amend such resolution, or otherwise elect to have any business combination of the Corporation be subject to the provisions of Subtitle 6 of Title 3 of the MGCL without the approval of the holders of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes entitled to be cast in respect of such shares of Common Stock.

     Section 10. Notwithstanding any other provision of these bylaws, all actions which the board of directors may take to approve a transaction between
(i) the Corporation, AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), or any subsidiary of the Corporation or the Operating Partnership, on the one hand, and (ii) (a) any executive officer or director of the Corporation, the Operating Partnership or any subsidiary of the Corporation or the Operating Partnership, or (b) any limited partner of the Operating Partnership or (c) any affiliate of the foregoing executive officer, director or limited partner (not including the Corporation, the Operating Partnership or any subsidiary of the Corporation or the Operating Partnership), on the other hand, shall require, for valid approval, the approval of a majority of the Independent Directors; provided, however, that this approval requirement shall not apply to arrangements between the Corporation or the Operating Partnership and any executive officer or director acting in the executive officer's or director's position as such, including but not limited to employment agreements and compensation matters.

                     RESIGNATION FROM THE BOARD OF DIRECTORS
                     ---------------------------------------

     Section 11. A director may resign at any time upon written notice to the Corporation's board of directors, chairman of the board, president or secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

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                             COMMITTEES OF DIRECTORS
                             ------------------------

     Section 12. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of not less than the minimum number of directors required for committees of the board of directors under the MGCL. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, and to the maximum extent permitted under the MGCL, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the charter, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or any other matter requiring the approval of the stockholders of the Corporation, or amending the bylaws of the Corporation; and no such committee shall have the power or authority to authorize or declare a dividend, to authorize the issuance of stock (except that, if the board of directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the board of directors may, in accordance with that general authorization or any stock option or other plan or program adopted by the board of directors: authorize or fix the terms of stock subject to classification or reclassification, including the designations and any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares; within the limits established by the board of directors, fix the number of any such class or series of stock or authorize the increase or decrease in the number of shares of any series or class; and otherwise establish the terms on which any stock may be issued, including the price and consideration for such stock), or to approve any merger or share exchange, regardless of whether the merger or share exchange requires stockholder approval.

     Section 13. The Corporation shall from and after the incorporation have the following committees, the specific authority and members of which shall be as designated herein, in such committee's charter or otherwise by resolution of the board of directors:

          (i) An Executive Committee, which shall have such authority as granted by the board of directors, including the power to acquire, dispose and finance investments for the Corporation (including the issuance by the Operating Partnership, in the Corporation's capacity as the Operating
     Partnership's general partner, of additional units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Corporation, and generally exercise all other powers of the board except as prohibited by law; provided, however, that the issuance of additional units or other equity interests of the Operating Partnership, to the extent that such interests are exchangeable into shares of the Corporation's capital stock, may be issued only if the Corporation has reserved for issuance such shares of capital stock issuable upon the exchange of such units or other equity interests.

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          (ii) An Audit  Committee,  which shall consist  solely of  Independent
     Directors and which shall engage the independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation's internal accounting controls.

          (iii) A Compensation Committee, which shall consist solely of Independent Directors and which shall determine compensation for the Corporation's executive officers, and will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Corporation.

          (iv) A Nominating and Governance Committee, which shall, among other things, submit nominations for members of the Board of Directors, recommend composition of the committees of the Board of Directors, review the size and composition of the Board of Directors, review guidelines for corporate governance, and conduct annual reviews of the Board of Directors and the Chief Executive Officer.

     Section 14. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

                            COMPENSATION OF DIRECTORS
                            -------------------------

     Section 15. Unless otherwise restricted by the charter of the Corporation or these bylaws, the board of directors shall have the authority to fix the compensation of non-employee directors. The non-employee directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. Officers of the Corporation who are also members of the board of directors shall not be paid any director's fees.

                                 INDEMNIFICATION
                                 ---------------

     Section 16. The Corporation shall indemnify, in the manner and to the maximum extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the maximum extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.

     Neither the amendment nor repeal of this Section 14 of this Article III, nor the adoption or amendment of any other provision of the charter or bylaws of the Corporation inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the charter or bylaws of the Corporation, a vote of stockholders or Independent Directors, or otherwise, both as to action in such person's official capacity as an officer or director and as to action in another capacity, at the request of the Corporation, while acting as an officer or director of the Corporation.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     Section 1. The officers of this Corporation shall be chosen by the board of directors and shall include a president, a vice president, a secretary and a treasurer. The Corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, additional vice presidents, a chief executive officer, a chief financial officer, a chief operating officer, one or more managing directors, one or more assistant secretaries and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president/acquisitions or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the charter or these bylaws otherwise provide, except that one individual may not simultaneously hold the office of president and vice president.

     Section 2. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors, provided, however, that the compensation of the Corporation's executive officers shall be determined by the Compensation Committee.

     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the board of directors.

     Section 6. Any officer may resign at any time upon written notice to the Corporation's board of directors, chairman of the board, president or secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Any such resignation will not prejudice the rights, if any, of the Corporation under any contract to which the officer is a party.

                              CHAIRMAN OF THE BOARD
                              ---------------------

     Section 7. The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 8 of this Article IV. If there is a president, then in the absence or disability of the president, the chairman of the board shall perform all the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

                             CHIEF EXECUTIVE OFFICER
                             ------------------------

     Section 8. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. He shall have the general powers and duties of management usually vested in the office of chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

                                    PRESIDENT
                                    ---------

     Section 9. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

                            CHIEF OPERATING OFFICER
                            -----------------------

     Section 10. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, chief executive officer or the president, if there be such an officer, the chief operating officer shall, subject to the control of the board of directors, have the supervision, direction and control of the day to day operations of the Corporation. He shall have the general powers and duties of management usually vested in the office of chief operating officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

                                 VICE PRESIDENTS
                                 ---------------

     Section 11. In the absence or disability of the president, and in the absence or disability of the chairman of the board, the vice presidents, in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed by the board of directors or these bylaws.

                        SECRETARY AND ASSISTANT SECRETARY
                        ---------------------------------

     Section 12. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the board of directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the bylaws. He shall keep in safe custody the seal of the Corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 13. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

           CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT TREASURERS
           -----------------------------------------------------------

     Section 14. The chief financial officer of the Corporation shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. If no other person then be appointed to the position of treasurer of the Corporation, the person holding the office of chief financial officer shall also be the treasurer of the Corporation.

     Section 15. The treasurer or assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the treasurer or assistant treasurer designated by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE V

                             CERTIFICATES OF STOCK
                             ----------------------

     Section 1. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman of the board of directors, or the president or a vice president, and countersigned by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares of capital stock represented by the certificate owned by such stockholder in the Corporation.

     Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Such certificates need not be sealed with the corporate seal of the Corporation.

     Section 3. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In addition, in the event that any stock issued by the Corporation is subject to a restriction on its transferability, the stock certificate shall on its face or back contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.

                     LOST, STOLEN OR DESTROYED CERTIFICATES
                     --------------------------------------

     Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
                               -------------------

     Section 5. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject, however, to the Ownership Limit (as defined in the charter of the Corporation) and other restrictions on transferability applicable thereto from time to time.

                               FIXING RECORD DATE
                               ------------------

     Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date which shall not be more than 90 nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

                             REGISTERED STOCKHOLDERS
                             -----------------------

     Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

                                    DIVIDENDS
                                    ---------

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation's charter, if any, may be authorized and declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation's charter and the MGCL.

     Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

                                     CHECKS
                                     ------

     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                                   FISCAL YEAR
                                   -----------

     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                      SEAL
                                      ----

     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     NOTICES
                                     -------

     Section 6. Whenever, under the provisions of the MGCL or of the charter of the Corporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telecopy or cable.

     Section 7. Whenever any notice is required to be given under the provisions of the MGCL or of the charter of the Corporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                ANNUAL STATEMENT
                                ----------------

     Section 8. The board of directors may present at each annual meeting of stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE VII

                                   AMENDMENTS
                                  ------------

     Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the vote of a majority of the board of directors or by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of Common Stock of the Corporation. Notwithstanding anything to the contrary herein, this Section 1 of Article VII,
Section 9 of Article III and Section 10 of Article II hereof may not be altered, amended or repealed except by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of Common Stock of the Corporation.

     Section 2. Notwithstanding anything to the contrary herein, this Section 2 of Article VII, Section 10 of Article III and Section 9 of Article II hereof may not be altered, amended or repealed except by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding shares of Common Stock of the Corporation.

     The undersigned, Secretary of AMB Property Corporation, a Maryland corporation (the "Corporation"), hereby certifies that the foregoing is a full, true and correct copy of the Fourth Amended and Restated Bylaws of the Corporation with all amendments to the date of this Certificate.

     WITNESS the signature of the undersigned and the seal of the Corporation this 16th day of August, 2004.

                                                     /s/ Tamra D. Browne
                                                     ---------------------------
                                                     Tamra D. Browne
                                                     Secretary

                                      S-1